                    As filed with the Securities Exchange Commission on    ,1999
                                                         Registration No.333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             ____________________

                          AGILENT TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)

                             ____________________

          Delaware                                            77-0518772
 (State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification Number)

                              3000 Hanover Street
                          Palo Alto, California 94304
   (Address, including zip code of Registrant's principal executive offices)

                             ____________________

                                1999 STOCK PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                     1999 NON-EMPLOYEE DIRECTOR STOCK PLAN

                           (Full title of the plan)

                             _____________________

                              Edward W. Barnholt
                            Chief Executive Officer
                          Agilent Technologies, Inc.
                              3000 Hanover Street
                          Palo Alto, California 94304
                                (650) 857-1501
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             ____________________

                                  Copies to:

      Larry W. Sonsini , Esq.                           D. Craig Nordlund, Esq.
     Donna M. Petkanics, Esq.                            Marie Oh Huber, Esq.
Wilson, Sonsini, Goodrich & Rosati                    Agilent Technologies, Inc.
    Professional Corporation                             3000 Hanover Street
      650 Page Mill Road                                 Palo Alto, CA 94304
      Palo Alto, CA 94304                                   (650) 857-1501
        (650) 493-9300

                             ____________________


                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                   Proposed           Proposed
                                                                   Maximum            Maximum
             Title of Each Class              Amount              Offering           Aggregate              Amount of
               of Securities to                to be                Price            Offering              Registration
               be Registered                 Registered           Per Share(1)         Price                   Fee
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock $0.01 par value
     To be issued under the Agilent
     Technologies, Inc.
     1999 Stock Plan.....................     66,832,500 shares     $28.00                $1,871,310,000         $520,225
- --------------------------------------------------------------------------------------------------------------------------

  Common Stock $0.01 par value
     To be issued under the Agilent
     Technologies, Inc.
     Employee Stock Purchase Plan...          9,802,100 shares      $28.00                $  274,458,800         $ 76,300
- --------------------------------------------------------------------------------------------------------------------------

  Common Stock $0.01 par value
     To be issued under the Agilent
     Technologies, Inc.
     1999 Non-Employee Director Plan.....       891,100 shares      $28.00                $   24,950,800         $  6,936
- --------------------------------------------------------------------------------------------------------------------------
     Total...............................    77,525,700 shares      -------               $2,170,719,600         $603,461
==========================================================================================================================

(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the proposed price to the public of shares of Common Stock registered pursuant to the Company's Registration Statement on Form S-1 (No. 333-85249).

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

     Registrant's Registration statement on Form S-1 filed with the SEC on August 16, 1999, 1999, including the exhibits thereto, as amended by Amendment No. 1 thereto filed on October 13, 1999, 1999, Amendment No. 2 thereto filed on October 22, 1999, Amendment No. 3 thereto filed on October 29, 1999, Amendment No. 4 thereto filed on November 10, 1999, Amendment No. 5 thereto filed on November 15, 1999 and Amendment No. 6 thereto filed on November 17, 1999.

     The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on October 18, 1999 pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     As of August 31, 1999, all attorneys employed by Wilson Sonsini Goodrich & Rosati who participated in the initial public offering of shares of common stock of Agilent Technologies, Inc. held approximately 3,388 shares of Hewlett-Packard common stock.

     The value of such shares as of September 30, 1999, according to the closing price reported on the New York Stock Exchange, Inc. on September 30, 1999, was $307,461.

Item 6.   Indemnification of Directors and Officers.

     Registrant is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Registrant's Certificate of Incorporation, as amended, and Bylaws, as amended, provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

     All of Registrant's directors and officers will be covered by insurance policies maintained by Registrant against certain liabilities for actions taken in their capacities a such, including liabilities under the Securities Act of 1933, as amended. In addition, Registrant has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the General Corporation Law.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

   4.1 1999 Stock Plan (Incorporated by reference to Registrant's Registration Statement on Form S-1 (No. 333-85249)).

   4.2 Employee Stock Purchase Plan (Incorporated by reference to Registrant's Registration Statement on Form S-1 (No. 333-85249)).

   4.3 1999 Non-Employee Director Stock Plan (Incorporated by reference to Registrant's Registration Statement on Form S-1 (No. 333-85249)).

   5.1  Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

  23.1 Consent of Wilson Sonsini Goodrich & Rosati, a Professional Corporation is contained in the opinion of counsel filed as Exhibit 5.1

  23.2  Consent of PricewaterhouseCoopers LLP.

  24.1 Power of Attorney (Included on the signature page to the Registration Statement - see page II-7).


Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section

15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on November 17, 1999.



                              /s/ Edward W. Barnholt
                              -------------------------------------------
                                  Edward W. Barnholt
                                  President, Chief Executive Officer and
                                  Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Walker and D. Craig Nordlund, and each of them, his or her attorneys-in fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 17, 1999 in the capacities indicated.

                Signature                                                             Title
                ---------                                                             -----
/s/ Edward W. Barnholt                             President, Chief Executive Officer and Director (Principal Executive Officer)
- -----------------------------------------
      Edward W. Barnholt

/s/ Gerald Grinstein                               Chairman of the Board of Directors
- -----------------------------------------
      Gerald Grinstein

/s/ Robert R. Walker                               Vice President and Chief Financial Officer (Principal Financial Officer)
- -----------------------------------------
      Robert R. Walker

/s/ Dorothy D. Hayes                               Vice President, Controller and Chief Accounting Officer (Principal
- -----------------------------------------          Accounting Officer)
      Dorothy D. Hayes

/s/ Thomas E. Everhart                             Director
- -----------------------------------------
      Thomas E. Everhart

/s/ Walter B. Hewlett                              Director
- -----------------------------------------
      Walter B. Hewlett

/s/ David M. Lawrence                              Director
- -----------------------------------------
      David M. Lawrence, M.D.

/s/ Randall L. Tobias                              Director
- -----------------------------------------
      Randall L. Tobias

                                 EXHIBIT INDEX


  Exhibit
  Number                          Document Description
 ---------     ----------------------------------------------------------------
    4.1        1999 Stock Plan (Incorporated by reference to Registrant's
               Registration Statement on Form S-1 (No. 333-85249)).

    4.2 Employee Stock Purchase Plan (Incorporated by reference to Registrant's Registration Statement on Form S-1 (No. 333-85249)).

    4.3 1999 Non-Employee Director Stock Plan (Incorporated by reference to Registrant's Registration Statement on Form S-1 (No. 333-85249)).

    5.1        Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
               Corporation.

   23.1 Consent of Wilson Sonsini Goodrich & Rosati, a Professional Corporation is contained in the opinion of counsel filed as
               Exhibit 5.1.

   23.2        Consent of PricewaterhouseCoopers LLP.

   24.1 Power of Attorney (Included on the signature page to the Registration Statement - see page II-7).